                   Gregory, Sharer & Stuart, P.A.

Richard H. Caton, CPA
M. Timothy Farrell, CPA
Thomas H. Gregory, CPA
Troy Kimbrough, CPA
James G. Newman, CPA
Paula D. Popovich, CPA
Larry W. Sharer, CPA
Byron C. Smith, CPA
Charles L. Stuart, CPA
Richard G. Ulrich, CPA
Carlos R. Vila, CPA

Consent Of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 2006 on the balance sheet of SendTec, Inc. as of December 31, 2005, and on the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2005; the four month period from September 1, 2004 to December 31, 2004; and the eight month period from January 1, 2004 to August 31, 2004 included in SendTec, Inc.'s Form 424(b)3 Prospectus as filed on July 14, 2006, and to all references to our firm included in this registration statement.

Gregory, Sharer & Stuart, P.A.

St. Petersburg, Florida
October 6, 2006

CERTIFIED PUBLIC ACCOUNTANTS AND BUSINESS CONSULTANTS
100 Second Avenue South • Suite 600• St. Petersburg, Florida 33701-4336
727/821-6161    FAX 727/822-4573
www.gsscpa.com